CONTACT:	Bruce Galloway
       	Chairman of the Board
(212) 603-7590



FOR IMMEDIATE RELEASE

DATAMETRICS CORPORATION ANNOUNCES
CHANGES TO ITS BOARD OF DIRECTORS AND MANAGEMENT

FLORHAM PARK, New Jersey (August 18, 2000) - Datametrics Corporation (OTCBB:DMTR) today announced that Vincent
Cahill has been appointed the Chief Executive Officer. He will continue to serve on the Company's Board of Directors.

The Company also announced changes to its Board of Directors. Bruce Galloway was elected as Chairman of the Board. Gary
Herman, Doug Freidenberg and Michael Planit were also elected to the Board. Mr. Planit brings many years of manufacturing and marketing experience to the Company.

About Datametrics Corporation

Datametrics Corporation, the leader in concurrent thermal transfer technology, specializes in the design, development and manufacture of high-speed color printers and the management and operation of MadeMyWay.com,? a fulfillment center engaged in the personalization and customization of high quality apparel, textiles and specialty products primarily for the business-to-business e-commerce market. More information about Datametrics Corporation can be found on the web at www.datametricscorp.com. Datametrics has operations in New Jersey and Florida.

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Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities
Litigation Reform Act of 1995. These statements involve risks and uncertainties, such as quarterly fluctuations in operating results, the timely availability of new products, financing risks, the impact of competitive products and pricing, and other risks detailed in the Company's filing with the Securities and Exchange Commission, including the Company's Form 10-K for the fiscal year ended October 31, 1999. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made in this press release.